Southern New England Telecommunications Corporation

                  1995 Stock Incentive Plan

1.   Purposes.

      This Stock Incentive Plan (the "Plan") is intended to enable Southern New England Telecommunications Corporation (the "Company") and its subsidiaries to attract, retain and motivate top caliber employees by providing them with competitive long-term equity opportunities and to align employee and stockholder interests.

2.   Administration.

      The  Plan  shall  be  administered  by  the  Board  of
Directors of the Company (the "Board") or a committee thereof (the "Committee"). The Committee may delegate its duties as it deems appropriate and as permitted by law. A Director may serve on the Committee only if he or she is, at the time of taking any discretionary action relating to a participant who is then subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. For purposes of administering the Plan, the term "Committee" may be substituted for the term "Board" except as specified herein or required by law. The Board may establish such subplans under the Plan as deemed desirable in order to qualify stock incentives awarded thereunder as "performance-based compensation" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or for any other purposes, provided that stockholder approval of any such subplan shall be obtained if and to the extent deemed necessary or advisable by the Board. The Board shall have authority to
(i)  construe and interpret the Plan, (ii) prescribe,  amend and  rescind  rules and regulations relating  to  the  Plan,
(iii) determine the individuals to whom, and the time(s) at which Stock Compensation, as defined in Section 3, shall be awarded, the number of shares to be subject to each such award, the award price, and the duration of each such award, and (iv) make all other determinations necessary or advisable for the administration of this Plan. All determinations and interpretations made by the Board shall be binding and conclusive on all participants in the Plan and on their legal representatives and beneficiaries.

3.   Classes of  Stock Compensation.

      Subject to the provisions of the Plan, the Committee may grant the following types of equity-based compensation, collectively referred to as "Stock Compensation":

      (a) "Option" which shall mean an option to purchase shares of the common stock of the Company, $1.00 par value ("Common Stock"), which may be authorized but unissued shares or issued shares which have been reacquired. Options may be either Incentive Stock Options, as defined under Code
Section  422, or  non-qualified stock options.

      (b) "Stock Bonus Compensation" which shall mean an amount of shares of Common Stock to be distributed to a participant, as defined herein, in lieu of, or as a supplement to, other compensation earned by such participant for prior services.

                            - 2 -

      (c) "Performance Unit Compensation" which shall mean an amount of cash and/or shares of Common Stock to be distributed to a participant if certain performance objectives are achieved. Such objectives may include corporate or business unit financial and/or operating objectives and the participant acquiring or retaining specified levels of Common Stock.

      (d) "Restricted Stock Compensation" which shall mean shares of Common Stock issued to a participant under Section 7 below and which will become free of restrictions if certain performance objectives are achieved. Such objectives may include corporate or business unit financial and/or operating objectives and the participant acquiring or retaining levels of Common Stock.

      (e) "Stock Appreciation Right" which shall mean a right granted under Section 8 below.

      (f) Compensation not described in (a) - (d) above which provide a participant with the right to acquire Common Stock or that are valued by reference to the market value of Common Stock including, but not limited to, phantom stock and dividend equivalents.

4.   Maximum Number of  Shares Under the Plan.

     Subject to adjustment as provided in Section 14 hereof, the maximum number of shares of Common Stock which may be issued under the Plan shall not exceed 4,600,000 shares, of which no more than 1,300,000 shares may be issued pursuant to Restricted Stock Compensation, and the maximum number of shares of Common Stock that may be awarded to any one participant annually is 125,000. Such shares may represent either previously unissued shares or treasury shares. If any Stock Compensation granted under the Plan shall expire, be forfeited or terminate for any reason without having been exercised in full, or if any Option exercise is settled in cash under Section 9, the unexercised shares subject thereto shall again be available for the purposes of this Plan. If, in connection with any Stock Compensation granted hereunder, any shares of Common Stock are tendered to the Company in payment of the Award price under Section 9 or are surrendered to or withheld by the Company in satisfaction of tax withholding obligations under Section 17 hereof, a number of shares equal to the number of shares tendered, surrendered, or withheld shall again be available for Stock Compensation grants under this Plan; provided, however, that such shares shall be available exclusively for Stock Compensation granted to persons who, at the time of grant, are not subject to Section 16 of the Exchange Act.

5.   Eligibility.

      Each officer and employee of the Company or of any subsidiary of the Company, whether or not a Director of the Company, shall be eligible to participate in the Plan (hereinafter called "optionee or "participant"). Directors who are not also employees are not eligible to participate in the Plan. Nothing in the Plan shall be deemed to give any employee any right to participate in this Plan or to receive Stock Compensation hereunder. Stock Compensation may be granted by the Committee to an employee in addition to or in lieu of any incentive compensation earned by such employee under any other compensation plan or arrangement of the Company or its subsidiaries
                            - 3 -

6.   Stock Compensation Price.

      The purchase price per share of Common Stock (the "Award price") covered by each Stock Compensation shall be determined by the Committee, but shall not be less than the fair market value of the Common Stock on the date such Stock Compensation is granted. Fair market value shall mean the average price of the high and low sale prices of the shares on the New York Stock Exchange or such other recognized market source as determined by the Committee from time to time, on the date the Stock Compensation is granted, or, if there is no sale on such date, then such average price on the last previous day on which a sale is reported.

7.   Stock Compensation Terms.

       (a)    Stock  Bonus  Compensation,  Performance  Unit
Compensation and Restricted Stock Compensation.

     The Committee, in its discretion, may grant Stock Bonus Compensation, Performance Unit Compensation and Restricted Stock Compensation under such terms and conditions as it deems advisable, including, but not limited to, whether such Stock Compensation shall contain terms requiring forfeiture or restrictions on the disposition of such shares.

     (b)  Options.

      In its discretion, the Committee may grant either Incentive Stock Options or non-qualified stock options, provided, however, that no Incentive Stock Options shall be granted to any person who, at the time of grant, owns more than ten percent of the outstanding shares of Common Stock. Each Option and all rights thereunder shall expire on such date as the Committee may determine, but in no event later than ten (10) years from the date on which the Option is granted, and shall be subject to earlier termination as provided herein.

      The Committee shall determine the date on which each Option shall become exercisable and may provide that an
Option shall become exercisable in installments. If the Option is exercisable in installments and the Optionee shall not purchase all of the shares to which the Optionee is entitled in any given installment period, then the optionee shall have the right cumulatively thereafter to purchase any shares not so purchased until the expiration date or sooner termination of such Option. The Committee may condition the right to exercise Options upon the achievement of performance objectives or other events. The Committee may, in its sole discretion, accelerate the time at which any Option may be exercised in whole or in part, provided that no Option shall be exercisable until one year after grant.

      Unless otherwise provided herein, an optionee may exercise an Option only if he or she is, and has been continuously since the date the Option was granted, an employee of the Company or any of its subsidiaries.

8.   Stock Appreciation Rights.

      The Committee shall have the authority to grant Stock Appreciation Rights with or apart from the grant of Options under this Plan. Such Rights shall be paid in cash or shares of Common Stock, or any combination of each, as the Committee may determine. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee may specify.

      Each Stock Appreciation Right granted with a specified Option shall entitle the participant to receive the following amount if and when the specified Option becomes exercisable: Unless the Committee determines otherwise, the amount to be received by the participant shall equal the difference between (a) the fair market value of a share of Common Stock on the date of exercise of the Right and (b) the exercise price of a share under the specified Option.

     Each Stock Appreciation Right granted without reference to a specified Option shall entitle the participant to receive, unless the Committee determines otherwise, the difference between (a) the fair market value of a share of Common Stock on the date of exercise of the Right and (b) the fair market value of a share of Common Stock on the date the Right was granted.

      Notwithstanding the foregoing, for those participants subject to Section 16(b) of the Exchange Act, any transaction involving the exercise of a Stock Appreciation Right shall be structured to satisfy the requirements of Rule 16b-3 thereunder.

9.   Payment of  Stock Compensation.

      Stock Compensation may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in cash or, in the discretion of the Committee, in shares of Common Stock which shall have a value at least equal to the aggregate exercise price of the shares being purchased, or a combination of cash and shares. The Award price may be satisfied by withholding the number of shares of Common Stock otherwise issuable upon such exercise which shares shall have a value at least equal to the aggregate exercise price of the shares being purchased. The Committee may, in its discretion, in lieu of delivery of any fractional shares, make a cash payment equal to the value of such fractional share.

10.  Non-Transferability of Stock Compensation.

      An Option or other Stock Compensation which may constitute a derivative security granted under the Plan shall, by its terms, be nontransferable by the optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution and as permitted under Rule 16b-3, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's legal representative.

11.   Termination  of  Employment, Disability  or  Death  of
Participant.

      Except as may be otherwise expressly provided herein, upon termination of a participant's employment as a result of retirement or disability whereby the participant is entitled to a service or disability pension, disability benefit or allowance under a pension or disability plan of the Company, any Options or Stock Appreciation Rights granted to such participant shall be limited to the number of shares then exercisable. All other types of Stock Compensation shall be forfeited except as the Committee shall provide otherwise. A participant may exercise a nonqualified stock option or Stock Appreciation Right within three years after the date of retirement or in the event of disability within the Option's remaining term. A participant may exercise an Incentive Stock Option in the event of retirement within three months of the date of retirement and in the event of disability within one year of the termination date. All Options or Stock Appreciation Rights held by a participant shall terminate immediately upon receipt by a participant of a notice of termination if the participant is terminated for deliberate, willful or gross misconduct as determined by the Company. Transfers between the Company and its subsidiaries and temporary leaves of absences shall not be considered a termination of employment.

      In the event of death of the participant while such person is employed by the Company or its subsidiary, all outstanding Options or Stock Appreciation Rights held by such participant which have not become exercisable as of the date of death shall become immediately exercisable on such date. A participant's legal representative or designated beneficiary may exercise such Options or Rights within one year after the date of death. All other types of Stock Compensation shall be subject to such terms as the Committee shall determine.

12.  Change in Control.

      Notwithstanding any provision of the Plan to the contrary, upon a Change in Control, as defined below, all Stock Compensation previously granted under the Plan shall become immediately and fully exercisable and shall remain exercisable and noncancellable for a period of seven months following termination of employment of the participant. In lieu of exercising Stock Compensation, a participant may elect to surrender all or part of any Stock Compensation to the Company for Stock Compensation Payment, as defined below, provided that written notice of such election (the "Election") is given to the Company within sixty (60) days after the Change in Control. The Stock Compensation Payment shall be an amount to be paid in cash by the Company within thirty (30) days following receipt of the Election form equal to the excess of the Change in Control Price, as defined below, per share of Common Stock on the date of the Election over the purchase price per share of Common Stock under the Stock Compensation, multiplied by the number of shares covered by the Election. If the participant making the Election is subject to Section 16(b) of the Exchange Act, then such Election and Stock Compensation Payment shall be made in accordance with Rule 16b-3 thereunder.

For purposes of this Section, Change of Control shall mean:

      (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 thereunder) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) participated in by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction"), if, pursuant to such Corporate Transaction, the conditions described in clauses
(i), (ii) and (iii) of Paragraph (c) of this Section 12 are satisfied; or

     (b) a change in the composition of the Board such that the individuals who, as of December 14, 1994, constitute the Board (the Board as of the above date shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 12, that any individual who becomes a member of the Board subsequent to the above date whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of those individuals who are members of the Board also be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be so considered as a member of the Incumbent Board; or

      (c) the approval by the shareholders of the Company of a Corporate Transaction or, if consummation of such
Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately  prior  to such Corporate  Transaction,  of  the
Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust)
                            - 7 -
participated in by the Company or such corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding
Company Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

     (d)  the approval by the shareholders of the Company of
(i) a complete liquidation or dissolution of the Company  or
(ii) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition, (l) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
(2) no Person (other than the Company and any employee benefit plan (or related trust) participated in by the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding
Company Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

      For purposes of this Section 12, Change of Control Price shall mean the highest reported sales price of a share of Common Stock on the composite tape for New York Stock Exchange Listed Stocks (the "Market High") during the 60 day period prior to and ending on the date of the Change of Control. If the Change of Control is the result of a transaction or series of transactions described in paragraph
(a) of the definition above, the "Change of Control Price" shall mean the higher of (i) the highest price per share of the Common Stock paid in such transaction or series of transactions by the Person having made the acquisition, and
(ii) the Market High as determined above. Notwithstanding the foregoing, with respect to any Incentive Stock Option, the Change of Control Price shall not exceed the market price of a share of Common Stock on the date of surrender thereof (to the extent required by Section 422 of the Code).

                            - 8 -

13.  Indicia of Stock Ownership.

      No person entitled to exercise any Stock Compensation granted under the Plan shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable upon exercise of such Stock Compensation until such Stock Compensation shall have been validly exercised and the Award price paid. The Company shall have no obligation to issue or deliver shares upon exercise of any Stock Compensation unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

14.  Adjustments.

      In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by the Stock Compensation granted and in the purchase price of outstanding Stock Compensation. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation and subject to the provisions of Section 12 hereunder, all Stock Compensation granted hereunder and outstanding on the date of such event shall be assumed by the surviving or continuing corporation.

15.  Written Agreement.

     Stock Compensation granted hereunder shall be evidenced by a written agreement which shall be subject to the terms and conditions prescribed herein, and shall be signed by the participant and by an officer of the Company for and on behalf of the Company. A Stock Compensation agreement shall contain such other provisions as the Committee shall deem advisable so long as the same are not contrary to the provisions of the Plan.

16.  Amendment and Termination of the Plan.

      The Board at any time may amend, suspend or terminate the Plan, provided, however, that without the further approval of the holders of at least a majority of the voting power of the outstanding shares of the Common Stock present in person or by proxy at a meeting of the stockholders, the Board shall not (i) increase the maximum number of shares which may be issued upon exercise of Stock Compensation granted under the Plan, (ii) change the minimum purchase price set forth in Section 6, (iii) permit the granting of
Stock  Compensation  to anyone other  than  as  provided  in
Section 5, or (iv) otherwise amend the Plan in a manner  not
permitted  under Section 16 of the Exchange  Act.   For  the
purposes of this Section, the term "Committee" may not be substituted for the term "Board". The Senior Vice President-Organizational Development, with the concurrence of the Vice President and General Counsel, shall be authorized to make minor or administrative amendments to the Plan as well as amendments to the Plan that may be dictated by requirements of federal or state statutes or authorized or made desirable by such statutes. No amendment, suspension or termination of the Plan shall,
                            - 9 -

without the participant's consent, materially impair any rights of such participant under any Stock Compensation theretofore granted under the Plan. Unless previously terminated, the Plan shall terminate on June 30, 2005.

17.  Tax Withholding.

      Upon exercise of a Stock Compensation, a participant shall be required to pay in cash to the Company the amount of any taxes the Company is required by law to withhold with respect to the exercise of such Stock Compensation. Such payment shall be due on the date the Company is required by law to withhold such taxes. Such payment may also be made at the election of the participant by the surrender of shares of Common Stock then owned by the participant, or the withholding of shares of Common Stock otherwise to be issued to the participant on exercise, in an amount that would satisfy the withholding amount due. Unless otherwise determined by the Board, any election so made by participants subject to Section 16(b) of the Exchange Act shall be in accordance with the requirements of Rule 16b-3 thereunder. The value of such shares withheld or delivered shall be equal to the fair market value of such shares on the date of exercise. In the event that such payment is not made when due, the Company shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such participant from the Company, all or part of the amount required to be withheld.

18.  Effective Date.

      This Plan shall become effective on July 1, 1995, subject to its approval by the holders of a majority of the voting power of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the 1995 Annual Meeting of Shareholders. No Stock Compensation shall be granted pursuant to the Plan after June 30, 2005.

19.  Governing  Law.

      The Plan and any Stock Compensation granted hereunder shall be governed by the laws of the State of Connecticut and in accordance with applicable Federal laws. The Company intends that the Plan shall comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act, so that any grant of Stock Compensation to, or other transactions by, a participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act shall not result in short-swing profits liability under
Section 16(b) . Accordingly, if any provision of this Plan or any agreement relating to Stock Compensation does not comply with such requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and the participant shall be deemed to have consented to such construction or amendment.